TAX MATTERS AGREEMENT

by and among

FAB UNVIERSAL CORP.,

and

LIBERATED SYNDICATION INC.

DATED AS OF

January 31, 2016

TAX MATTERS AGREEMENT

THIS TAX MATTERS AGREEMENT (this “Agreement”) dated as of January 31, 2016, by and between FAB Universal Corp., a Colorado corporation (“FAB”) and Liberated Syndication Inc., a Nevada corporation (“Libsyn”), (collectively, the “Parties”) is entered into in connection with the Spin-Off of Libsyn.

In contemplation of the Spin-Off, pursuant to which Libsyn will cease to be a subsidiary of FAB, the parent, the Parties have determined to enter into this Agreement, setting forth their agreement with respect to certain tax matters.

AGREEMENT

The Parties hereby agree as follows:

Section 1. Definitions

“Combined Return” means any Tax Return, other than with respect to United States federal Income Taxes, filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein one or more subsidiaries join in the filing of such Tax Return (for any taxable period or portion thereof) with FAB.

“Consolidated Return” means any Tax Return with respect to United States federal Income Taxes filed on a consolidated basis wherein Libsyn joins in the filing of such Tax Return (for any taxable period or portion thereof) with FAB.

“Income Tax” means any federal, state, local or foreign Tax determined (in whole or in part) by reference to net income, net worth, gross receipts or capital, or any such Taxes imposed in lieu of such a Tax. For the avoidance of doubt, the term “Income Tax” includes any franchise Tax, net worth, gross receipts, capital or any such Taxes imposed in lieu of such a Tax.

 “Income Tax Return” means any Tax Return relating to any Income Tax.

“IRS” means the United States Internal Revenue Service or any successor thereto, including its agents, representatives, and attorneys.

“Non-Income Tax Return” means any Tax Return relating to any Tax other than an Income Tax.

“Spin-Off Date” shall mean 12:01 a.m. on April 1, 2016; provided, however, that if the Registration Statement is not declared effective by the SEC on or prior to April 1, 2016, then the Spin-Off Date shall be at 12:01 a.m. on the first Business Day of the next succeeding Day in which the SEC has declared effective the Registration Statement.

“Tax Return” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Taxes” means all federal, state, local or foreign taxes, charges, fees, duties, levies, imposts, rates or other assessments, including income, gross receipts, excise, property, sales, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added or other taxes, (including any interest, penalties or additions attributable thereto) and a “Tax” shall mean any one of such Taxes.

 “Taxing Authority” means any governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

Section 2. Preparation and Filing of Tax Returns.

2.01. FAB’s Responsibility. FAB shall have sole and exclusive responsibility for the preparation and filing of:

(a) all Consolidated Returns and all Combined Returns for any taxable period up to and including the Spin-Off Date;

(b) all Income Tax Returns with respect to FAB and/or any FAB subsidiary for any taxable period;

(c) all Non-Income Tax Returns with respect to FAB for any taxable period; and

(d) all Non-Income Tax Returns with respect to Libsyn, that are required to be filed on or prior to the Spin-Off Date.

2.02. Libsyn’s Responsibility. Libsyn shall have sole and exclusive responsibility for the preparation and filing of:

(a) all Income Tax Returns with respect to Libsyn for any taxable period that are required to be filed after the Spin-Off Date; and

(b) all Non-Income Tax Returns with respect to Libsyn that is required to be filed after the Spin-Off Date.

Section 3. Liability for Ordinary Course Taxes.

3.01. FAB’s Liability for Ordinary Course Taxes.  FAB shall be liable for the following Taxes, and shall be entitled to receive and retain all refunds of:

(a) all Taxes attributable to FAB, in each case for any and all periods,

(b) all Taxes attributable to Libsyn in each case for any and all Pre-Spin-Off Periods,

3.02. Libsyn’s Liability for Ordinary Course Taxes. Libsyn shall be liable for all Taxes attributable to Libsyn for any and all Post-Spin-Off Periods.

IN WITNESS WHEREOF, each of the parties has caused this Tax Matters Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

FAB UNIVERSAL CORP.

By:	/s/ Christopher Spencer
Name:	Christopher Spencer
Title:	President and CEO

Liberated Syndication Inc.

By:	/s/ Christopher Spencer
Name:	Christopher Spencer
Title: President and CEO